Exhibit 99.2

VIDELLO LIMITED

FINANCIAL STATEMENTS

DECEMBER 31, 2024

1

VIDELLO LIMITED

FINANCIAL STATEMENTS

DECEMBER 31, 2024

2

VIDELLO LIMITED

BALANCE SHEETS

(Unaudited)

	December 31, 2024	March 31, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$585,718	$1,159,234
Accounts receivable	-	-
Total current assets	585,718	1,159,234

Property and equipment, net	8,330	10,337
Total assets	$594,048	$1,169,571

LIABILITIES AND STOCKHOLDERS EQUITY:
Current Liabilities:
Accounts payable and accrued liabilities	$23,746	$107,512
Tax payables	297,825	509,880
Deferred revenue	460,205	502,369
Director payables	1,260	1,270
Total liabilities	$783,036	$1,121,031

Stockholders’ Equity:
Common stock, $1.25 par value, 100 shares authorized, 100 shares issued and outstanding	125	126
Accumulated other comprehensive loss	287	(5,927)
Retained earnings	(189,400)	54,341
Total stockholders’ equity	(188,988)	48,540
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$594,048	$1,169,571

The accompanying notes are an integral part of these unaudited financial statements.

3

VIDELLO LIMITED

STATEMENT OF OPERATIONS

FOR THE PERIODS ENDING

(Unaudited)

	April 2024 - December 2024	April 2023 - December 2023	April 2023– March 2024
REVENUE
Revenue	$3,976,716	3,646,943	$5,508,274
Net Revenue	3,976,716	3,646,943	5,508,274

COST OF REVENUE
Cost of revenue	2,390,544	1,813,867	2,925,379
Total cost of revenue	2,390,544	1,813,867	2,925,379

GROSS PROFIT	1,586,172	1,833,076	2,582,895

OPERATING EXPENSES
General and administrative	394,870	311,452	546,550
Total operating expenses	394,870	311,452	546,550

OTHER INCOME (EXPENSE)
Interest income	-	-	-
Total other income (expense)	-	-	-

Net income before income tax provision	1,191,302	1,521,624	2,036,345

Provision for income taxes	(297,825)	(380,406)	(510,800)
NET INCOME	$893,477	$1,141,218	$1,525,545

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	$(1,686)	$19,299	$(2,049)

TOTAL COMPREHENSIVE INCOME	$891,791	$1,160,517	$1,523,496

Earnings per share - basic and diluted	$8,935	$11,412	$15,255
Weighted average number of shares outstanding - basic and diluted	100	100	100

The accompanying notes are an integral part of these unaudited financial statements.

4

VIDELLO LIMITED

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIODS ENDING

(Unaudited)

	Common Stock		Additional Paid in Capital		Other Comprehensive (Loss)	Retained
	Shares	Amount	Shares	Amount	Income	Earnings	Total
Balance - December 31, 2022	100	$127	-	$-	$(36,452)	$(429,609)	$(465,934)
Dividend Payment	-	-	-	-	-	(1,218,299)	(1,218,299)
Net income for the period	-	-	-	-	-	1,387,521	1,387,521
Foreign currency translation		-	-	-	40,426	-	40,426
Balance – December 31, 2023	100	$127	-	$-	$3,974	$(260,387)	$(256,286)

Dividend Payment	-	-	-	-	-	(1,448,971)	(1,448,971)
Net income for the period	-	-	-	-	-	1,519,958	1,519,958
Foreign currency translation		(2)	-	-	(3,687)	-	(3,689)

Balance - December 31, 2024	100	$125	-	$-	$287	$(189,400)	$(188,988)

The accompanying notes are an integral part of these unaudited financial statements.

5

VIDELLO LIMITED

STATEMENT OF CASH FLOWS

(Unaudited)

FOR THE PERIODS ENDING

	April 2024 - December 2024	April 2023 - December 2023	April 2023– March 2024
OPERATING ACTIVITIES:
Net income	$1,191,302	$1,521,624	$2,036,345
Adj. to reconcile net income to net cash flow
Bad Debt	-	-	42,722
Depreciation	1,963	2,545	3,419
Foreign exchange adjustment	(1,642)	19,301	(6,729)
Changes in operating assets and liabilities
Accounts receivable	-	(106)	-
Accounts payable	(83,766)	30,652	91,360
Cash paid for taxes	(509,880)	(264,264)	(260,502)
Deferred revenue	(42,164)	(198,661)	(40,963)
Director payable	(10)	26	412
Net cash flow provided by operating activities	555,803	1,111,117	1,866,064

INVESTING ACTIVITIES:
Purchase of fixed assets	-	(6,867)	(6,784)
Net cash flow used in investing activities	-	(6,867)	(6,784)

FINANCING ACTIVITIES:
Payment of dividend	(1,129,319)	(967,181)	(1,287,898)
Net cash flow used in financing activities	(1,129,319)	(967,181)	(1,287,898)

Net (decrease) increase in cash	(573,516)	137,069	571,382

Cash at beginning of period	1,159,234	587,852	587,852
Cash at end of period	$585,718	$724,921	$1,159,234

The accompanying notes are an integral part of these unaudited financial statements.

6

VIDELLO LIMITED

NOTES TO FINANCIAL STATEMENTS

December 31, 2024

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Vidello Limited (the “Company” or “Vidello”) was incorporated on March 30, 2017 in the United Kingdon. Vidello operates as a software development company; primarily focused on the provision of online video editing software.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) as determined by the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) and applicable regulations of the Securities and Exchange Commission (“SEC”) regarding annual financial reporting.

Use of Estimates

The preparation of unaudited financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the unaudited financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that estimates made as of the date of the financial statements could change in the near term due to one or more future events. Actual results could differ significantly from these estimates.

Cash

The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other hedging arrangements. The Company holds cash in banks in excess of federally insured limits. However, the Company believes risk of loss is minimal as the cash is held by large highly rated financial institutions. To reduce its risk associated with the failure of such financial institutions, the Company evaluates at least annually the rating of the financial institutions in which it holds cash. Any material loss that the Company may experience in the future could have an adverse effect on its ability to pay its operational expenses or make other payments and may require the Company to move its cash to other high quality financial institutions. Currently, the Company is reviewing its bank relationships in order to mitigate its risk to ensure that its exposure is limited or reduced to the FDIC protection limits.

Accounts Receivables

Accounts receivable consists of balances due from customers. Payment terms are due upon receipt without an allowance for credit losses. These balances are recorded at the invoice amount and do not bear interest.

Property and Equipment

Vidello’s equipment are recorded at cost and depreciated using the reducing balance method (25%) over the useful economic lives of the assets. Upon sale or disposal of property and equipment, the related asset cost and accumulated depreciation or amortization are removed from the respective accounts and any gain or loss is reflected in current operations.

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Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable, excluding discounts, rebates, value added tax and other sales taxes.

Revenue is generated through Vidello providing video hosting and marketing platform subscription software service for a set period of time. Customer contracting is achieved via self service and invoicing is initiated automatically once the customer accepts the terms and conditions on the platform, based on their selection of the desired subscription product. When execution or completion of the contract occurs, the contract is valid and revenue is earned when the service is provided for each period of performance, daily. The amount is paid by the customer based on the contract terms monthly, annually or indefinate with the majority paid via credit card processing.

The Company recognizes revenue in an amount that reflects the consideration to which it expects to be entitled in exchange for the transfer of promised services to its customers. To determine revenue recognition for contracts with customers, the Company performs the following steps described in ASC 606: (1) identifies the contract with the customer, or Step 1, (2) identifies the performance obligations in the contract, or Step 2, (3) determines the transaction price, or Step 3, (4) allocates the transaction price to the performance obligations in the contract, or Step 4, and (5) recognizes revenue when (or as) the entity satisfies a performance obligation, or Step 5.

Revenue from contracts with customers are not recorded until the Company has the approval and commitment from the parties, the rights of the parties are identified, payment terms are established, the contract has commercial substance and collectability of the consideration is probable. The Company also evaluates the following indicators, amongst others, when determining whether it is acting as a principal in the transaction (and therefore whether to record revenue on a gross basis): (i) whether the Company is primarily responsible for fulfilling the promise to provide the specified good or service, (ii) whether the Company has the inventory risk before the specified good or service has been transferred to a customer or after transfer of control to the customer and (iii) whether the Company has the discretion to establish the price for the specified good or service.

Revenue is recognized once control passes to the customer. The following indicators are evaluated in determining when control has passed to the customer: (i) whether the Company has a right to payment for the product or service, (ii) whether the customer has legal title to the product or service, (iii) whether the Company has transferred physical possession of the product or service to the customer, (iv) whether the customer has the significant risk and rewards of ownership of the product or service and (v) whether the customer has accepted the product or service. When an arrangement contains more than one performance obligation, the Company will allocate the transaction price to each performance obligation on a relative standalone selling price basis. The Company utilizes the observable price of products and services when they are sold separately to similar customers in order to estimate standalone selling price.

There is no concentration of revenue for the period ending December 31, 2024, March 31, 2024 and December 31, 2023 because the revenue was earned from multiple customers.

Costs of Revenue

Costs of revenue consist primarily of infrastructure, streaming service, data license and contracted services costs, as well as merchant fees and payroll costs.

Income Taxes

The Company accounts for income taxes using UK tax rules and regulations in compliance with HMRC reporting requirements.

Taxation for the period ending December 31, 2024, March 31, 2024 and December 31, 2023 comprises of current tax. Tax is recognized in the income statement except to the extend that it relates to items recognized in the other comprehensive income or directly in equity. Current tax is recognized at the amount of tax payable using the tax rates and laws that have been enacted or substantively enacted by the balance sheet date.

8

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. For the periods ending December 31, 2024, March 31, 2024 and December 31, 2023, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

In accordance with FASB ASC 820 Fair Value Measurements and Disclosures, the Company uses a three-level hierarchy for fair value measurements of certain assets and liabilities for financial reporting purposes that distinguishes between market participant assumptions developed from market data obtained from outside sources (observable inputs) and the Company’s own assumptions about market participant assumptions developed from the best information available to us in the circumstances (unobservable inputs). The fair value hierarchy is divided into three levels based on the source of inputs as follows:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Inputs other than Level 1 prices for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and values determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

For the periods ending December 31, 2024 and March 31, 2024, the Company had no financial liabilities to measure at fair value on a recurring basis.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740), Improvements to income tax disclosures, which enhances the disclosure requirements for the income tax rate reconciliation, domestic and foreign income taxes paid, requiring disclosure of disaggregated income taxes paid by jurisdiction, unrecognized tax benefits, and modifies other income tax-related disclosures. The amendments are effective for annual periods beginning after December 15, 2024. Early adoption is permitted and should be applied prospectively. The Company is currently evaluating the effect of adopting this guidance on its financial statements.

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40). The ASU requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization included in each relevant expense caption presented on the statement of operations. The guidance also requires disclosure of a qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively, as well as the total amount of selling expenses and an entity’s definition of selling expenses. This guidance is effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027. Early adoption of the amendment is permitted. The Company is currently evaluating the guidance and its impact to its financial statements and related disclosures.

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NOTE 3 – RELATED PARTY

For the period ending December 31, 2024, March 31, 2024 and December 31, 2023, the Company had expenses totaling $7,736, $12,653 and $12,556 respectively to directors for compensation, which is included in general and administrative expenses on the accompanying statement of operations.

For the period ending December 31, 2024, March 31, 2024 and December 31, 2023, the Company paid amounts totaling $1,129,319, $1,287,898 and $967,181 respectively to directors as dividend pay-out for each year which is shown on the accompanying Statement of changes in stockholders’ equity.

As of December 31, 2024 and March 31, 2024, there was a total of $1,260 and $1,270 due to directors.

NOTE 4 – STOCKHOLDERS’ EQUITY

Authorized Stock

Common Stock

As of December 31, 2024, the Company had authorized 100 common shares with a par value of $1.25 per share. Each common share entitles the holder to one vote on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

During the period ending December 31, 2024 and March 31, 2024, the Company did not issue any new shares of common stock.

As of December 31, 2024 and March 31, 2024, there were 100 and 100 common shares outstanding.

NOTE 5 – SUBSEQUENT EVENTS

Acquisition of Vidello

On January 31, 2025, Banzai International Inc. (“Banzai”) a marketing technology company closed a previously announced merger with our Company, pursuant to a Merger Agreement (the “Vidello Merger Agreement”), dated December 19, 2024, by and among Vidello, and certain shareholders of Vidello (the “Vidello Shareholders”). At the closing, Vidello Shareholders transferred all the outstanding shares of the Company to Banzai, and the Company became a direct and wholly owned subsidiary of Banzai. At closing, Banzai paid to the Vidello Shareholders, $2,745,031 in cash (the “Vidello Cash Consideration”), whereby $2,500,000 are withheld for indemnification expenses and other holdback provisions in accordance with the Vidello Merger Agreement, and issued 898,204 shares of Class A Common Stock (the “Share Consideration”, together with the Cash Consideration, the “Vidello Closing Consideration”).

In connection with and as a condition of closing pursuant to the Vidello Merger Agreement, Banzai executed and delivered to each Vidello Shareholder a lock-up agreement (the “Vidello Lock-Up Agreement”), pursuant to which, the shares of Class A Common Stock and any other securities convertible or exercisable into the shares of Class A Common Stock beneficially owned by them, during the 180-day period following the closing of the Vidello Merger, not to complete any Prohibited Transfer (as defined in the Vidello Merger Agreement).

Immediately prior to the closing of the Vidello Merger, the directors and officers of the Company tendered their resignation, effective at the closing. Pursuant to the Vidello Merger Agreement, the CEO of Banzai shall be the sole member of the board of directors of Vidello effective upon the closing of the Vidello Merger.

10

BANZAI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 31, 2025, the Company closed a previously announced merger with Vidello Limited (“Vidello”), a private limited company registered in England and Wales (the “Vidello Merger”), pursuant to an Merger Agreement (the “Vidello Merger Agreement”), dated December 19, 2024, by and among Vidello, and certain shareholders of Vidello (the “Vidello Shareholders”). At the closing, Vidello Shareholders transferred all the outstanding shares of Vidello to the Company, and Vidello became a direct and wholly owned subsidiary of the Company. At the closing, the Company paid to the Vidello Shareholders, $2,745,031 in cash (the “Vidello Cash Consideration”), whereby $2,500,000 are withheld for indemnification expenses and other holdback provisions in accordance with the Vidello Merger Agreement, and issued 898,204 shares of Class A Common Stock (the “Share Consideration”, together with the Cash Consideration, the “Vidello Closing Consideration”). The Company’s primary reason for acquiring Vidello was to enhance revenue growth and strengthen the Company’s competitive market position through cross selling opportunities.

In connection with and as a condition of closing pursuant to the Vidello Merger Agreement, the Company executed and delivered to each Vidello Shareholder a lock-up agreement (the “Vidello Lock-Up Agreement”), pursuant to which, the shares of Class A Common Stock and any other securities convertible or exercisable into the shares of Class A Common Stock beneficially owned by them, during the 180-day period following the closing of the Vidello Merger, not to complete any Prohibited Transfer (as defined in the Vidello Merger Agreement).

Immediately prior to the closing of the Vidello Merger, the directors, and officers of Vidello tendered their resignation, effective at the closing. Pursuant to the Vidello Merger Agreement, the CEO of the Company shall be the sole member of the board of directors of Vidello effective upon the closing of the Vidello Merger.

The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Banzai and Vidello and is intended to provide you with information about how the Acquisition might have affected Banzai’s historical financial statements.

The unaudited pro forma condensed combined balance sheet, statements of operations for the twelve months ended December 31, 2024, combines the historical statements of operations of Banzai and Vidello for such periods on a pro forma basis as if the Acquisition and Financing Transaction had been consummated on January 1, 2024, the beginning of the earliest period presented. Banzai’s fiscal year ends on December 31 whereas Vidello’s fiscal year ends on March 31. The pro forma condensed combined financial information is presented on the basis of Banzai’s fiscal year and combines the historical results of Vidello for the three months period ended as of March 31, 2024 and the nine months interim periods ended as of December 31, 2024 .

The unaudited pro forma condensed combined financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated

The following unaudited pro forma condensed combined financial information gives effect to the following:

●	The Acquisition, inclusive of the following:

●	Identification and reclassification of certain Vidello historical financial information to conform to Banzai’s presentation of similar revenues and expenses; (see Note 2)
●	As of this current report of the 8K/A. Other adjustments including expense associated with the allocation of the purchase price to the acquired assets (i.e. depreciation and amortization expense) is pending on the final acquisition accounting in respect to the fair value assessment of the purchase price allocation analysis to be completed for Banzai’s Q1 2025 unaudited review financial statements to be included in the Q1 2025 quarterly report on Form 10Q to be filed by May 15, 2025;

●	Estimates of the related income tax effects of the pro forma adjustments.

The Acquisition was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price is to be allocated to the tangible and intangible assets acquired and liabilities assumed of Vidello based on a preliminary estimate of their fair value. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analyses are completed. The Company is still evaluating the fair value of intangible assets including goodwill, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of Vidello may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The pro forma financial information has been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information, as amended, and are not necessarily indicative of the financial position or results of operations that would have been realized if the aforementioned transactions had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that Banzai believes are reasonable. Actual results and valuations may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial statements. In addition, the unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, anticipated synergies, operating efficiencies, or cost savings that may be achieved related to the Acquisition, nor do they reflect any costs or expenditures that may be required to achieve any possible synergies. In addition, the unaudited pro forma condensed combined financial statements are not necessarily indicative of Banzai’s results of operations and financial position for any future period.

The unaudited pro forma condensed combined financial information was derived from and should be read together with the accompanying notes to the unaudited pro forma condensed combined financial information, Banzai’s historical consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined financial information should also be read together with Vidello’s historical unaudited interim consolidated statement of operations and balance sheet for the nine months period ended December 31, 2024 and the related notes filed as an exhibit to this Current Report on Form 8-K/A as exhibit 99.1 and 99.2, respectively.

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BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2024

(Amounts in millions, except per share amounts)

	Vidello (Historical)	Banzai (Historical)	Transaction Adjustments	Notes	Consolidation Entries	Notes	Pro Forma Combined
Assets
Cash and Cash Equivalents	$586	$1,087	$-		$-		$1,673
Accounts Receivables	-	936	-		-		936
Prepaid expenses and other current assets	-	644	-		-		644
Current Assets	586	2,667	-		-		3,253

PP&E	8	4	-		-		12
Operating Lease ROU	-	73	-		-		73
Investment in Vidello	-	-	6,745	(AA)	(6,745)	(BB)	-
Intangible Assets	-	3,884	-		-		3,884
Goodwill	-	18,972	-		6,934	(BB)	25,906
Bifurcated embedded derivative asset - related party	-	63	-		-		63
Other Assets	-	11	-		-		11
Long-Term Assets	8	23,007	6,745		189		29,949

Total Assets	594	25,674	6,745		189		33,202

Liabilities
Accounts Payable	24	7,783	-		-		7,806
Accrued expenses and other current liabilities	298	3,891	2,500	(AA)	-		6,689
Deferred Revenue	460	3,935	-		-		4,395
Current Operating Lease Liabilities	-	23	-		-		23
Notes payable	-	3,575	2,745	(AA)	-		6,320
Convertible notes - related party	-	8,640	-		-		8,640
Convertible notes payable	-	215	-		-		215
Warrant liability	-	15	-		-		15
Warrant liability - related party	-	2	-		-		2
Earnout payable	-	15	-		-		15
Due to related party	1	167	-		-		168
Current Liabilities	783	28,260	5,245		-		34,288

Long-Term Debt	-	-	-		-		-
Operating Lease Liabilities Net of Current Portion	-	50	-		-		50
Long-Term Deferred Revenue	-	118	-		-		118
Other Long-Term Liabilities	-	10	-		-		10
Long-Term Liabilities	-	178	-		-		178

Total Liabilities	783	28,438	5,245		-		34,466

Shareholders’ deficit:
Preferred Stock	-	-	-		-		-
Common Stock	0	1	-		(0)		1
Additional Paid in capial	-	75,515	1,500	(AA)	-	(BB)	77,015
Accumulated other comprehensive loss	0	-	-		(0)		-
Accumulated deficit	(189)	(78,280)	-		189	(BB)	(78,280)
Total sharesholders’ deficit	(189)	(2,764)	1,500		189		(1,264)

Total liabilities and sharesholders’ deficit	$594	$25,674	$6,745		$189		$33,202

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

12

BANZAI INTERNATIONAL INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2024

(Amounts in millions, except per share amounts)

	Vidello (Historical) 3 months Ended March 31st, 2024	Vidello (Historical) 9 months Ended December 31st, 2024	Banzai (Historical)	Notes	Pro Forma Adjustment	Notes	Pro Forma Combined
Operating income:
Revenue	$2,052	$3,977	$4,528		$-		$10,557
Cost of revenue	261	2,391	1,423		—		4,074
Gross profit	1,791	1,586	3,105		—		6,482

Operating expenses:
General and administrative expenses	1,076	395	16,549		—		18,020
Depreciation expense	—	—	24		—		24
Total operating expenses	1,076	395	16,573		—		18,044

Operating Income (loss)	715	1,191	(13,468)		—		(11,561)

Other expenses (income):
Total other expenses (income), net	—	—	18,046		—		18,046
Loss before income taxes	715	1,191	(31,513)		—		(29,607)
Income tax expense	515	298	—	(CC)	—	(DD)	813
Net income (loss)	$200	$893	$(31,513)		$—		$(30,420)

Deemed dividend - Series A and Series B warrant modification (net of tax)			(418)				(418)

Net loss attributable to common shareholders			$(31,095)				$(30,002)

Net loss per share
Basic and diluted			$(6.97)				$(6.73)
Weighted average common shares outstanding
Basic and diluted			4,458				4,458

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

13

BANZAI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and Article 11 of Regulation S-X. The accompanying pro forma financial information is based on the historical consolidated financial statements of Banzai and the historical consolidated financial statements of Vidello after giving effect to the Acquisition as well as certain reclassifications (see Note 3).

The pro forma financial information was prepared using the acquisition method of accounting in accordance with ASC 805 with Banzai as the acquirer of Vidello. Under the acquisition method of accounting, Banzai recorded the preliminary estimated fair value of assets acquired and liabilities assumed from Vidello upon acquisition, January 31, 2025. Fair value is defined in ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The preliminary allocation of the estimated purchase price is based upon management’s estimates based on information currently available and is subject to revision as a more detailed analysis is completed and additional information on the fair value of the assets and liabilities become available and final appraisals and analysis are completed. The Company is still evaluating the fair value intangible assets, and income taxes, in addition to ensuring all other assets and liabilities and contingencies have been identified and recorded. Differences between these preliminary estimates and the final acquisition accounting could occur and these differences could be material. A change in the fair value of the net assets of Vidello may change the amount of the purchase price allocable to goodwill and could have a material impact on the accompanying unaudited pro forma condensed combined statements of operations.

The unaudited pro forma condensed combined balance sheet, statements of operations for the twelve months ended December 31, 2024, give pro forma effect to the Acquisition as if they had been consummated on January 1, 2024. Banzai’s fiscal year ends on December 31 and Vidello’s fiscal year ends on March 31. The pro forma condensed combined financial information is presented on the basis of Banzai’s fiscal year and combines the historical results of the fiscal periods of Banzai and the twelve months periods of Vidello from January 1, 2024 to December 31, 2024.

The unaudited pro forma condensed combined balance sheet as of the twelve months ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s audited condensed consolidated balance sheet as of the twelve months ended December 31, 2024, and the related notes as included in Banzai’s annual report on Form 10-K for the twelve months ended December 31, 2024; and
●	Vidello’s unaudited consolidated balance sheet data as of the nine months ended December 31, 2024, and the related notes as filed as an exhibit to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2024 has been prepared using, and should be read in conjunction with, the following:

●	Banzai’s audited condensed consolidated statement of operations for the twelve months ended December 31, 2024, and the related notes as included in Banzai’s annual report on Form 10-K for the twelve months ended December 30, 2024; and
●	Vidello’s unaudited consolidated statement of operations data for the nine months ended December 31, 2024 and the related notes as filed as an exhibit to this Current Report on Form 8-K/A.

The foregoing historical financial statements have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial information has been prepared based on the aforementioned historical financial statements and the assumptions and adjustments as described in the notes to the unaudited pro forma condensed combined financial information. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any synergies, operating efficiencies, tax savings or cost savings that may be associated with the Acquisition.

The pro forma adjustments reflecting the completion of Acquisition are based on currently available information and assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition based on information available to management at the current time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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BANZAI INTERNATIONAL INC

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Acquisition taken place on the date indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The unaudited pro forma condensed combined financial information should be read together with Banzai’s historical audited consolidated financial statements and accompanying notes and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in its annual report on Form 10-K for the fiscal year ended December 31, 2024. The unaudited pro forma condensed combined financial information should also be read together with Vidello’s historical unaudited consolidated balance sheet, statement of operations for the nine months interim period ended December 31, 2024, and the related notes filed as exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K/A. These historical Vidello financial statements have been adjusted to conform to Banzai’s account classification policies, as described in the notes to the pro forma financial statements. See Note 3.

2	Accounting Policies

As part of preparing the unaudited pro forma condensed combined financial information, Banzai conducted an initial review of the accounting policies and practices of Vidello to determine if differences in accounting policies and practices require reclassification of results of operations to conform to Banzai’s accounting policies and practices. Preliminary reclassifications were determined not necessary to be made in the unaudited pro forma condensed combined financial information (see Note 3). Banzai will continue its detailed review of Vidello’s accounting policies and practices following the Acquisition. As a result of that review, Banzai may identify additional differences between the accounting policies and practices of the companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.

3	Vidello Historical Financial Statement Reclasses

Upon Banzai’s initial review. No preliminary reclassification adjustments deemed necessary to be made to the historical presentation of Vidello financial information in order to conform to a combined Banzai statement of operations, see Note 2.

4	Preliminary Consideration and Fair Value Estimate of Assets Acquired and Liabilities Assumed

Banzai accounted for the Acquisition as a business combination in accordance with GAAP. Accordingly, the purchase price attributable to the Acquisition is to be allocated to the assets acquired and liabilities assumed based on their preliminary estimated fair values. As of the current report on 8K/A, the fair value of purchase price allocation analysis is in progress and will be completed upon Banzai’s financial unaudited review reports of the 1st quarter 2025 is completed to be included in the Q1 2025 quarterly report on Form 10Q. In the interim, goodwill amount was estimated reflected in the unaudited pro forma condensed combined balance sheet prior to the valuation of the fair value of the assets acquired and liabilities assumed are completed.

5	Adjustments to unaudited pro forma condensed combined financial information

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Acquisition and has been prepared for informational purposes only.

Transaction adjustments to the unaudited pro forma condensed combined balance sheet and statements of operations

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2024, includes the following adjustments:

(AA)	Reflects accounting estimates of the initial investment based on the total purchase consideration of Vidello of the $6.7 million as of twelve months ended December 31, 2024.

(BB)	Reflects estimates to account for the acquisition resulting in a preliminary amount of goodwill. The preliminary amount of goodwill is subject to change once the acquisition accounting is finalized with respect to the fair value assessments of assets acquired and liabilities assumed to be allocated between tangible assets and intangible assets once the Q1 2025 unaudited review financial statements are completed for inclusion in the quarterly report on Form 10Q.

(CC)	No income tax adjustment is reflected for the twelve months ended December 31, 2024 based on Banzai’s estimated annual effective tax rate for the fiscal years ending December 31, 2024, and Banzai having a full valuation allowance on its net deferred tax asset.

(DD)	No adjustment is reflected for the twelve months ended December 31, 2024 based on Banzai’s estimated annual effective tax rate for the fiscal year ending December 31, 2024 and Banzai having a full valuation allowance on its net deferred tax asset.

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